Exhibit 99.1

Guidewire Software Announces Fourth Quarter and Fiscal Year 2020 Financial Results

SAN MATEO, Calif., September 2, 2020 - Guidewire Software, Inc. (NYSE: GWRE), provider of the platform Property and Casualty (“P&C”) insurers trust to engage, innovate, and grow efficiently, today announced its financial results for the fourth fiscal quarter and fiscal year ended July 31, 2020.

“We had a strong fourth quarter, adding 10 InsuranceSuite Cloud customers and growing subscription revenue for the year by 84%,” said Mike Rosenbaum, chief executive officer, Guidewire Software. “Additionally, we launched Aspen, our first cloud-optimized release of InsuranceSuite, taking a major leap forward in our mission to provide the cloud platform that enables P&C insurers around the world to engage, innovate and grow efficiently.”

Fiscal Year 2020 Financial Highlights

Revenue
•Total revenue for fiscal year 2020 was $742.3 million, an increase of 3% from fiscal year 2019. Subscription and support revenue was $203.5 million, an increase of 35%; license revenue was $331.5 million, an increase of 4%; services revenue was $207.3 million, a decrease of 17%.
•Annual recurring revenue, or ARR, was $514 million as of July 31, 2020, up from $460 million as of July 31, 2019, an increase of 12%, or 11% on a constant currency basis. We measure ARR on a constant currency basis during the fiscal year and revalue ARR at year end to current currency rates. Currency rate changes between the end of fiscal year 2019 and the end of fiscal year 2020 have resulted in a $5 million dollar benefit to ARR.

Profitability
•GAAP loss from operations was $23.9 million for fiscal year 2020, compared to income of $1.5 million for fiscal year 2019.
•Non-GAAP income from operations was $104.8 million for fiscal year 2020, compared to $122.1 million for fiscal year 2019.
•GAAP net loss was $27.2 million for fiscal year 2020, compared to income of $20.7 million for fiscal year 2019. GAAP net loss per share was $0.33, based on diluted weighted average shares outstanding of 82.9 million, compared to net income per share of $0.25 for fiscal year 2019, based on diluted weighted average shares outstanding of 82.7 million.
•Non-GAAP net income was $105.8 million for fiscal year 2020, compared to $119.9 million for fiscal year 2019. Non-GAAP net income per share was $1.26, based on diluted weighted average shares outstanding of 83.7 million, compared to $1.45 for fiscal year 2019, based on diluted weighted average shares outstanding of 82.7 million.

Liquidity
•The Company had $1.4 billion in cash, cash equivalents, and investments at July 31, 2020, compared to $1.3 billion at July 31, 2019. The Company generated $113.1 million in cash from operations and had positive free cash flow of $87.4 million during fiscal year 2020.

Fourth Quarter Fiscal Year 2020 Financial Highlights

Revenue
•Total revenue for the fourth quarter of fiscal year 2020 was $243.7 million, an increase of 17% from the same quarter in fiscal year 2019. Subscription and support revenue was $54.1 million, an increase of 29%; license revenue was $137.5 million, an increase of 28%; services revenue was $52.0 million, a decrease of 11%.

Profitability
•GAAP income from operations was $44.3 million for the fourth quarter of fiscal year 2020, compared to $21.1 million for the same quarter in fiscal year 2019.
•Non-GAAP income from operations was $76.4 million for the fourth quarter of fiscal year 2020, compared to $51.1 million for the same quarter in fiscal year 2019.
•GAAP net income was $38.8 million for the fourth quarter of fiscal year 2020, compared to $23.0 million for the same quarter in fiscal year 2019. GAAP net income per share was $0.46, based on diluted weighted average shares outstanding of 83.9 million, compared to $0.28 for the same quarter in fiscal year 2019, based on diluted weighted average shares outstanding of 82.9 million.
•Non-GAAP net income was $69.5 million for the fourth quarter of fiscal year 2020, compared to $46.3 million for the same quarter in fiscal year 2019. Non-GAAP net income per share was $0.83, based on diluted weighted average shares outstanding of 83.9 million, compared to $0.56 for the same quarter in fiscal year 2019, based on diluted weighted average shares outstanding of 82.9 million.

Business Outlook
Guidewire is issuing the following outlook for the first quarter of fiscal year 2021 based on current expectations:
•ARR between $509 million and $512 million
•Total revenue between $162 million and $166 million
•Operating loss between $44 million and $40 million
•Non-GAAP operating loss between $10 million and $6 million

Guidewire is issuing the following outlook for the fiscal year 2021 based on current expectations:

•ARR between $560 million and $571 million
•Total revenue between $723 million and $733 million
•Operating loss between $155 million and $145 million
•Non-GAAP operating (loss) income between $(5) million and $5 million
•Operating cash flow between $60 million and $70 million

Conference Call Information
What:  Guidewire Software Fourth Quarter and Fiscal Year 2020 Financial Results Conference Call
When:  Wednesday, September 2, 2020
Time:  2:00 p.m. PT (5:00 p.m. ET)
Live Call: (877) 705-6003, Domestic
(201) 493-6725, International
Replay:  (844) 512-2921, Passcode 13708659, Domestic
(412) 317-6671, Passcode 13708659, International
Webcast: http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP income tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation and amortization of intangibles. Non-GAAP net income (loss), non-GAAP income tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes, changes in fair value of our strategic investments, and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These Non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as depreciation, amortization, stock-based compensation, and changes in fair value of strategic investments.

Annual recurring revenue ("ARR") is used to identify the annualized recurring value of active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and services) are excluded.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.
About Guidewire Software
Guidewire delivers the platform Property and Casualty (“P&C”) insurers trust to engage, innovate, and grow efficiently. Guidewire's platform combines core operations, digital engagement, analytics, and artificial intelligence (AI) applications and is connected to numerous data sources and third-party systems through Guidewire Marketplace. For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and our progress in developing cloud-based core systems. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; the impact of the COVID-19 pandemic on our employees and our business and the businesses of our customers, system integrator ("SI") partners, and vendors; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations; our products or cloud-based services may experience data security breaches; we face intense competition in our market; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; changes in accounting guidance, such as revenue recognition, which have and may cause us to experience greater volatility in our quarterly and annual results; assertions by third parties that we violate their intellectual property rights could substantially harm our business; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR, LLC
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2020	July 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$366,969	$254,101
Short-term investments	766,527	870,136
Accounts receivable, net	114,242	138,443
Unbilled accounts receivable, net	49,491	36,728
Prepaid expenses and other current assets	45,989	35,566
Total current assets	1,343,218	1,334,974
Long-term investments	300,771	213,524
Unbilled accounts receivable, net	34,737	9,375
Property and equipment, net	65,235	65,809
Operating lease assets	103,797	—
Intangible assets, net	39,708	66,542
Goodwill	340,877	340,877
Deferred tax assets, net	101,565	90,308
Other assets	34,944	45,554
TOTAL ASSETS	$2,364,852	$2,166,963
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,634	$34,255
Accrued employee compensation	58,547	73,365
Deferred revenue, net	118,311	108,304
Other current liabilities	25,706	16,348
Total current liabilities	225,198	232,272
Lease liabilities	119,408	—
Convertible senior notes, net	330,208	317,322
Deferred revenue, net	14,685	23,527
Other liabilities	18,585	19,641
Total liabilities	708,084	592,762
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,499,050	1,391,904
Accumulated other comprehensive income (loss)	(5,245)	(7,758)
Retained earnings	162,955	190,047
Total stockholders’ equity	1,656,768	1,574,201
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,364,852	$2,166,963

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2020	2019	2020	2019
Revenue:
Subscription and support	$54,120	$42,069	$203,473	$150,475
License	137,527	107,464	331,514	320,271
Services	52,027	58,325	207,320	248,768
Total revenue	243,674	207,858	742,307	719,514
Cost of revenue(1):
Subscription and support	33,511	23,083	117,178	73,597
License	3,519	2,618	11,546	7,700
Services	50,781	57,083	209,291	243,053
Total cost of revenue	87,811	82,784	338,015	324,350
Gross profit:
Subscription and support	20,609	18,986	86,295	76,878
License	134,008	104,846	319,968	312,571
Services	1,246	1,242	(1,971)	5,715
Total gross profit	155,863	125,074	404,292	395,164
Operating expenses(1):
Research and development	52,232	49,472	200,575	188,541
Sales and marketing	36,830	33,958	142,420	130,751
General and administrative	22,460	20,562	85,183	74,401
Total operating expenses	111,522	103,992	428,178	393,693
Income (loss) from operations	44,341	21,082	(23,886)	1,471
Interest income	4,039	8,030	24,705	30,182
Interest expense	(4,549)	(4,476)	(17,945)	(17,334)
Other income (expense), net	5,584	(909)	(7,205)	(1,867)
Income (loss) before provision for (benefit from) income taxes	49,415	23,727	(24,331)	12,452
Provision for (benefit from) income taxes	10,640	722	2,867	(8,280)
Net income (loss)	$38,775	$23,005	$(27,198)	$20,732
Net income (loss) per share:
Basic	$0.46	$0.28	$(0.33)	$0.25
Diluted	$0.46	$0.28	$(0.33)	$0.25
Shares used in computing net income (loss) per share:
Basic	83,314,410	81,977,722	82,855,392	81,447,998
Diluted	83,947,187	82,928,818	82,855,392	82,681,214

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2020	2019	2020	2019
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$2,070	$1,933	$7,575	$4,659
Cost of license revenue	224	75	769	173
Cost of services revenue	5,153	4,883	20,816	22,781
Research and development	6,975	5,655	26,324	23,420
Sales and marketing	5,117	4,819	21,260	19,245
General and administrative	6,203	5,394	25,073	21,237
Total stock-based compensation expense	$25,742	$22,759	$101,817	$91,515

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended July 31,		Twelve Months Ended July 31,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$38,775	$23,005	$(27,198)	$20,732
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	10,386	10,813	42,641	39,953
Amortization of debt discount and issuance costs	3,288	3,112	12,886	12,194
Stock-based compensation	25,742	22,759	101,817	91,516
Charges to bad debt and revenue reserves	177	191	367	670
Deferred income tax	(813)	(2,162)	(11,859)	(13,998)
Amortization of premium (accretion of discount) on available-for-sale securities, net	484	(2,061)	(1,882)	(7,757)
Changes in fair value of strategic investment	—	—	10,672	—
Other non-cash items affecting net income (loss)	38	(386)	739	189
Changes in operating assets and liabilities:
Accounts receivable	(34,302)	(29,826)	23,878	(15,057)
Unbilled accounts receivable	6,615	26,517	(38,125)	(17,341)
Prepaid expenses and other assets	(4,135)	(10,419)	(8,672)	(16,251)
Operating lease assets	(17,895)	—	(10,784)	—
Accounts payable	4,471	5,615	(1,209)	(5,521)
Accrued employee compensation	9,662	18,890	(15,624)	13,825
Deferred revenue	26,900	20,011	1,165	(9,628)
Lease liabilities	21,312	—	18,678	—
Other liabilities	16,454	16,815	15,576	22,600
Net cash provided by (used in) operating activities	107,159	102,874	113,066	116,126
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(431,443)	(431,301)	(1,280,755)	(1,209,312)
Sales of available-for-sale securities	40,632	13,706	134,050	77,204
Maturities of available-for-sale securities	357,179	215,928	1,168,720	879,532
Purchases of strategic investments	(2,156)	—	(2,156)	—
Purchases of property and equipment	(2,411)	(16,175)	(21,377)	(44,921)
Capitalized software development costs	(1,010)	(1,634)	(4,283)	(3,936)
Net cash provided by (used in) investing activities	(39,209)	(219,476)	(5,801)	(301,433)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	1,878	2,103	4,955	3,954
Net cash provided by (used in) financing activities	1,878	2,103	4,955	3,954
Effect of foreign exchange rate changes on cash and cash equivalents	3,326	(269)	648	(1,686)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	73,154	(114,768)	112,868	(183,039)
CASH AND CASH EQUIVALENTS—Beginning of period	293,815	368,869	254,101	437,140
CASH AND CASH EQUIVALENTS—End of period	$366,969	$254,101	$366,969	$254,101

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2020	2019	2020	2019
Gross profit reconciliation:
GAAP gross profit	$155,863	$125,074	$404,292	$395,164
Non-GAAP adjustments:
Stock-based compensation	7,447	6,891	29,160	27,614
Amortization of intangibles	4,526	4,945	19,221	19,780
Non-GAAP gross profit	$167,836	$136,910	$452,673	$442,558

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$44,341	$21,082	$(23,886)	$1,471
Non-GAAP adjustments:
Stock-based compensation	25,742	22,759	101,817	91,516
Amortization of intangibles	6,323	7,217	26,834	29,113
Non-GAAP income (loss) from operations	$76,406	$51,058	$104,765	$122,100

Net income (loss) reconciliation:
GAAP net income (loss)	$38,775	$23,005	$(27,198)	$20,732
Non-GAAP adjustments:
Stock-based compensation	25,742	22,759	101,817	91,516
Amortization of intangibles	6,323	7,217	26,834	29,113
Amortization of debt discount and issuance costs	3,288	3,111	12,886	12,194
Changes in fair value of strategic investment (1)	—	—	10,672	—
Tax impact of non-GAAP adjustments (2)	(4,598)	(9,818)	(19,243)	(33,678)
Non-GAAP net income (loss)	$69,530	$46,274	$105,768	$119,877

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$10,640	$722	$2,867	$(8,280)
Non-GAAP adjustments:
Stock-based compensation	4,629	4,222	16,453	15,800
Amortization of intangibles	1,137	1,339	4,334	5,033
Amortization of debt discount and issuance costs	591	577	2,080	2,117
Changes in fair value of strategic investment (1)	—	—	1,418	—
Tax impact of non-GAAP adjustments (2)	(1,759)	3,680	(5,042)	10,728
Non-GAAP tax provision (benefit)	$15,238	$10,540	$22,110	$25,398

(1) Effective the third fiscal quarter of 2020, changes in fair value of strategic investments are excluded from non-GAAP measures. Prior to the third fiscal quarter of 2020, there were no changes in fair value of strategic investments in any periods presented.
(2) Adjustments reflect the tax benefit (provision) resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except per share amounts)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended July 31,		Twelve Months Ended July 31,
	2020	2019	2020	2019

Net income (loss) per share reconciliation:
GAAP net income (loss) per share — diluted	$0.46	$0.28	$(0.33)	$0.25
Non-GAAP adjustments:
Stock-based compensation	0.31	0.27	1.23	1.11
Amortization of intangibles	0.08	0.09	0.33	0.36
Amortization of debt discount and issuance costs	0.04	0.04	0.16	0.16
Changes in fair value of strategic investment (1)	—	—	0.13	—
Tax impact of non-GAAP adjustments (2)	(0.05)	(0.12)	(0.23)	(0.42)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation (3)	(0.01)	—	(0.03)	(0.01)
Non-GAAP net income (loss) per share — diluted	$0.83	$0.56	$1.26	$1.45

Shares used in computing Non-GAAP income (loss) per share amounts:
GAAP weighted average shares — diluted	83,947,187	82,928,818	82,855,392	82,681,214
Non-GAAP dilutive shares excluded from GAAP income (loss) per share calculation (3)	—	—	834,002	—
Pro forma weighted average shares — diluted	83,947,187	82,928,818	83,689,394	82,681,214

(1) Effective the third fiscal quarter of 2020, changes in fair value of strategic investments are excluded from non-GAAP measures. Prior to the third fiscal quarter of 2020, there were no changes in fair value of strategic investments in any periods presented.
(2) Adjustments reflect the impact on the tax benefit (provision) resulting from all non-GAAP adjustments.
(3) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net income (loss) per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net income (loss) per share and, therefore, are included in the non-GAAP net income (loss) per share calculation.

	Twelve Months Ended July 31,
	2020	2019
Free cash flow:
Net cash provided by (used in) operating activities	$113,066	$116,126
Purchases of property and equipment	(21,377)	(44,921)
Capitalized software development costs	(4,283)	(3,936)
Free cash flow	$87,406	$67,269

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following tables reconcile the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below:
(in $ millions)	First Quarter Fiscal Year 2021			Fiscal Year 2021
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	(44)	-	(40)	(155)	-	(145)
Non-GAAP adjustments:
Stock-based compensation	27	-	27	129	-	129
Amortization of intangibles	7	-	7	21	-	21
Non-GAAP income (loss) from operations	(10)	—	(6)	(5)	-	5